UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT	☒
FILED BY A PARTY OTHER THAN THE REGISTRANT	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

NEW DRAGON ASIA CORP.
(Name of Registrant as Specified In Its Charter)

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NEW DRAGON ASIA CORP.

Dear Shareholders,

Time is short. The Annual Meeting is just days away and the future of your investment in New Dragon Asia Corp. is at stake.  Your vote is extremely important, no matter how many shares you own.

You recently received proxy materials in connection with the annual meeting of shareholders of New Dragon Asia Corp. to be held on Friday, May 13, 2011, and according to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

New Dragon Asia is asking shareholders to vote in favor of the following proposals:  (1) an increase in the number of authorized shares; (2) a reverse split of the Class A common stock at a ratio of 1 for 100 (3) the election of directors and (4) the ratification of auditors.  Please refer to the proxy materials previously mailed to you for additional information.

The Board of Directors Fully Recommends a “FOR” Vote on All Four Proposals

Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.

Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the shareholder meeting:

•	VOTE THROUGH THE INTERNET: You may cast your vote by logging into: http://www.proxyvote.com. You will need to reference the control number that is found on your Voting Instruction Form (VIF).

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll free number found on your Voting Instruction Form (VIF). You will need to reference the control number that is found on the VIF.

•	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the proxy card that you received by mail.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-87-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.